Exhibit 10.1

AMENDMENT NO. 1

TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 21, 2022 (this “Agreement”), is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States (“FLCA”), FARM CREDIT SERVICES OF AMERICA, PCA, a federally-chartered instrumentality of the United States (“PCA”, and together with FLCA, individually and collectively, the “Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Cash Management Provider” or “Agent”).  Capitalized terms not defined herein shall have the meanings set forth in the Existing Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and Agent are parties to a First Amended and Restated Credit Agreement dated as of July 18, 2022 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, Lender and Agent are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1        Definitions.

1.1          Certain Definitions.  The following terms when used in the Agreement shall have the following meanings:

“Agent” is defined in the preamble to this Agreement.

“Agreement” is defined in the preamble to this Agreement.

“Cash Management Provider” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Effective Date” is defined in Article 4.

“Existing Credit Agreement” is defined in the first recital to this Agreement.

“FLCA” is defined in the preamble to this Agreement.

“Lender” is defined in the preamble to this Agreement.

“PCA” is defined in the preamble to this Agreement.

“Third Amended and Restated Revolving Term Note” is defined in Section 2.1 of this Agreement.

1.2         Other Definitions.  Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE 2        Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

2.1        Revolving Term Note.  The Revolving Term Note referenced in Section 2.2(b) of the Existing Credit Agreement, and attached to the Existing Credit Agreement as Exhibit B, has been amended and restated in its entirety and is in the form attached hereto as Exhibit A, the terms and provisions of which are incorporated into the Existing Credit Agreement by reference and made a part thereof (the “Third Amended and Restated Revolving Term Note”).

2.2         Amendment to Section 7.1 of the Existing Credit Agreement.  Section 7.1 of the Existing Credit Agreement is hereby amended by deleting Section 7.1 in its entirety and substituting the following Section 7.1 in its place:

“7.1       Indebtedness.  The Company shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, except for the following referred to as “Permitted Indebtedness”:

(a)          Indebtedness of the Company under the Loan Documents;

(b)         Any Interest Rate Hedge utilized solely for hedging interest rate risks (and not in any event for speculative purposes) provided by any Lending Party;

(c)          Other Indebtedness of the Company not otherwise permitted under this Section 7.1 in an aggregate principal amount outstanding at any time not to exceed $5,000,000 (less the current balance of the Indebtedness of the Company set forth on the attached Schedule 7.1(d)); and

(d)          Existing Indebtedness of the Company set forth on the attached Schedule 7.1(d).”

2.3          Amendment to Section 7.7 of the Existing Credit Agreement.  Section 7.7 of the Existing Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting the following Section 7.7 in its place:

“7.7          Dividends and Related Distributions / Payments on Certain Indebtedness.

(a)         The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable by the Company to its members holding limited liability company interests with respect to any fiscal year of the Company; provided, that (i) the aggregate amount of such payments with respect to any fiscal year of the Company does not exceed 50% of the net income of the Company for such fiscal year, (ii) the Company has delivered its audited financial statements for such fiscal year to Agent in accordance with Section 6.1(b) and (iii) no Event of Default or Default has occurred or would result therefrom.

(b)       Notwithstanding the restrictions set forth in Section 7.7(a), the Company shall be permitted to make or pay additional dividends or other distributions to its members holding limited liability company interests (including the purchase, redemption, retirement or acquisition of such limited liability company interests); provided, that (i) the Company has delivered its audited financial statements for the most recently-completed fiscal year to Agent in accordance with Section 6.1(b), (ii) no Event of Default or Default has occurred or would result therefrom (on a pro-forma basis after giving effect to any dividend or other distribution proposed to be made pursuant to this Section 7.7(b)), (iii) the net income of the Company was $1 or more for the most recently-completed fiscal year, (iv) the Company reasonably projects that the net income of the Company will be $1 or more for the then-current fiscal year and (v) the Working Capital of the Company was $30,000,000 or more as of the last day of the most recently- reported fiscal year, is $30,000,000 or more as of the time any dividend or other distribution is proposed to be made pursuant to this Section 7.7(b) and will be $30,000,000 or more immediately after any dividend or other distribution is actually made pursuant to this Section 7.7(b).

(c)          Notwithstanding the restrictions set forth in Section 7.7(a), SIRE DISC, Inc. shall be permitted to make or pay dividends or other distributions to the Company.”

2.4         Amendment to Section 7.15 of the Existing Credit Agreement.  Section 7.15 of the Existing Credit Agreement is hereby amended by deleting Section 7.15 in its entirety and substituting the following Section 7.15 in its place:

“7.15    Operating Leases.  The Company and its Subsidiaries shall not make any payments in any fiscal year on account of Operating Leases exceeding $1,000,000 in the aggregate (other than (a) payments pursuant to leases for rail cars and (b) payments pursuant to Operating Leases entered into with FCL (including the FCL Operating Lease)).  The Company and its Subsidiaries shall not enter into or otherwise become a party to any Operating Leases for rail cars which provide for a remaining lease term (whether initially or through extension) of over 60 months (other than Operating Leases for up to 625 rail cars).”

2.5         Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by deleting the following defined terms and substituting the following defined terms in their place:

““Affiliate” means, with respect to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 20% or more of any class of the voting or other equity interests of such Person, or (iii) 20% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Each of Farm Credit Leasing Services Corporation and CoBank, FCB are “Affiliates” of Agent for all purposes under this Agreement.

“ICM Unit Repurchase” means the repurchase of membership units of the Company owned by ICM Investments, LLC.  The repurchases have been completed and proceeds of Loans may no longer be used for such purpose.”

2.6         Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by deleting the following defined terms: “Bunge” and “ICM”.

ARTICLE 3        Representations and Warranties.

In order to induce Lender and Agent to make the amendments provided for in Article 2, the Company hereby (a) represents and warrants that (i) each of the representations and warranties of the Company contained in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.  Without limiting the foregoing, the Company hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to Lender and Agent in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all Collateral in favor of Lender and Agent continues unimpaired and in full force and effect, and (y) waives all defense, claims, counterclaims, rights of recoupment or set-off against any of its obligations.

ARTICLE 4        Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when the following conditions have been satisfied:

4.1         Representations and Warranties.  The representations and warranties made by the Company pursuant to Article 3 as of the Effective Date shall be true and correct.

4.2          Revolving Term Note.  Agent shall have received a duly executed Third Amended and Restated Revolving Term Note.

4.3         Other Requests.  Agent shall have received such other certificates, instruments, documents, agreements, information and reports as may be requested by Agent, in form and substance satisfactory to Agent.

4.4         Payment of Fees and Expenses.  The Company shall have paid all fees and expenses of Agent and the Lending Parties, if any, payable on or before the Effective Date as required by this Agreement or any other Loan Document.

ARTICLE 5        Miscellaneous.

5.1         Loan Document Pursuant to Existing Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.2        Limitation of Amendments.  The amendments set forth in Article 2 shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of Agent under the Existing Credit Agreement or any other Loan Document.

5.3         Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

5.4         Incorporation of Existing Credit Agreement Provisions.  The provisions of Article 11 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Brian Frevert
Name:	Brian Frevert
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Brian Frevert
Name:	Brian Frevert
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

CASH MANAGEMENT PROVIDER AND AGENT:

COBANK, ACB

By:	/s/ Brook Stromer
Name:	Brook Stromer
Title:	Vice President

[GUARANTOR’S CONSENT PAGE TO CREDIT AGREEMENT AMENDMENT]

GUARANTOR’S CONSENT

The undersigned SIRE DISC, INC., an Iowa corporation (the “Guarantor”), hereby (a) consents to this Agreement and the transactions contemplated hereby, (b) reaffirms its obligations under that certain Continuing Guarantee dated February 11, 2015 by Guarantor in favor of Agent, for the benefit of the Lending Parties (the “Continuing Guarantee”), including, without limitation, the unconditional guarantee to Agent, for the benefit of the Lending Parties, of the full and prompt payment of the Indebtedness (as defined in the Continuing Guarantee), whether now existing or hereafter arising, and (c) represents and warrants that (i) the Continuing Guarantee continues to constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, (ii) there exists no Event of Default or Default and (iii) there are no, and shall not be any, defenses to or counterclaims or rights of set-off against any of Agent’s or the Lending Parties’ rights under the Continuing Guarantee.

SIRE DISC, INC.

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chairman

EXHIBIT A

Form of Third Amended and Restated Revolving Term Note

[see attached]